Exhibit 10.25

                       Executive Financial Counseling Plan

PURPOSE:
This plan is to provide executive employees with financial planning and related professional services.

ELIGIBILITY:
All full-time employees who are participants in the Key Employee Incentive Plan at Executive Job Levels 44XX and above are eligible for the benefits provided under this plan.

SERVICES COVERED:
National will reimburse up to $4,000 per plan year for professional services that assist employees in planning and managing their personal investments and finances. Covered services may include:

-    Financial planning and counseling,
-    Tax planning and tax return preparation, and
- Legal services related to personal finances including preparation of wills and estate tax planning.

The plan does not include expenses such as brokerage fees, commissions, and fees associated with the management of specific investments, or other expenses which are not for professional services.

(Note: Carry over not permitted for annual expenses.)

PLAN YEAR:
The plan year begins June 1 and ends on the following May 31.

ADMINISTRATION:

Billing statement should contain the following information:

-    Name, address and business service of the provider.
-    Dates services were provided or the period to be covered.
- A description of the service. (Note: For legal services, the description must clearly indicate the financial nature of the services provided.)
-    Cost of the service.

To obtain reimbursement, the employee must sign each billing statement. No further approvals are needed. Send billing statement to:

Len Northrop
M/S C1-195
2900 Semiconductor Dr
Santa Clara, California 95052

Reimbursement will always be to the employee who will be solely responsible for payment to the provider. This benefit may not be assigned.

Expenses will be applied to the annual benefit in the plan year in which they are incurred and not when they are billed.
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The deadline for submitting expenses for a plan year ending May 31 is August 31.
The deadline for submitting expenses for an employee voluntarily terminating employment is the date of termination.

TAXATION:
Following the end of each calendar year, total reimbursements paid during that calendar year will be shown on the regular W-2.

Amounts paid are taxable income in the year in which they are paid and are subject to regular employment tax withholding. Many financial counseling services qualify as deductible expenses. These deductions may be limited, however, and you may wish to consult your own tax adviser concerning the taxation of this benefit.

OTHER PROVISIONS:
The Company reserves the right to revise, amend or terminate this plan at any time. In the case of plan termination, the Company's liability will be limited to eligible expenses incurred through the date of the plan termination.